Exhibit 23.2

[EVERSHEDS SUTHERLAND (US) LLP]

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

E-mail: steveroth@eversheds-sutherland.com

CONSENT OF EVERSHEDS SUTHERLAND (US) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of this new Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 for Great-West Life & Annuity Insurance Company (File No. 333-230622). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (US) LLP

By:	/s/Stephen E. Roth
Stephen E. Roth

Washington, D.C.

April 16, 2021